UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 6, 2025

HALOZYME THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Commission File Number 001-32335

Delaware	88-0488686
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

11388 Sorrento Valley Road
San Diego
California	92121
(Address of principal executive offices)	(Zip Code)

(858) 794-8889

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	HALO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Convertible Notes Indentures

On November 12, 2025, Halozyme Therapeutics, Inc. (the “Company,” “we,” “us” or “our”) completed its previously announced sale of $1,500.0 million aggregate principal amount convertible senior notes, consisting of (i) $750.0 million of 0% Convertible Senior Notes due 2031 (the “2031 Convertible Notes”), including $100.0 million in aggregate principal amount of its 2031 Convertible Notes purchased pursuant to the exercise by the initial purchasers (the “Initial Purchasers”) of the 2031 Convertible Notes of the option (the “2031 Convertible Notes Option”) to purchase additional 2031 Convertible Notes and (ii) $750.0 million in aggregate principal amount of 0.875% Convertible Senior Notes due 2032 (the “2032 Convertible Notes” and, together with the 2031 Convertible Notes, the “Convertible Notes”), including $100.0 million in aggregate principal amount of its 2032 Convertible Notes purchased pursuant to the exercise by the Initial Purchasers of the option (the “2032 Convertible Notes Option” and, together with the 2031 Convertible Notes Option, the “Convertible Notes Options”) to purchase additional 2032 Convertible Notes. The 2031 Convertible Notes were issued pursuant to an indenture, dated as of November 12, 2025, (the “2031 Convertible Notes Indenture”) between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”). The 2032 Convertible Notes were issued pursuant to an indenture, dated as of November 12, 2025, (the “2032 Convertible Notes Indenture” and, together with the 2031 Convertible Notes Indenture, the “Indentures”) between the Company and the Trustee. The Company offered and sold the Convertible Notes in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Initial Purchasers offered and sold the Convertible Notes to “qualified institutional buyers” pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The offer and sale of the Convertible Notes and the shares of common stock issuable upon conversion of the Convertible Notes have not been registered under the Securities Act, or the securities laws of any other jurisdiction, and the Convertible Notes and such shares may not be offered or sold absent registration or an applicable exemption from registration requirements, or in a transaction not subject to, such registration requirements.

The Company received net proceeds from the offering of approximately $1.47 billion after deducting the Initial Purchasers’ discounts and commissions and the Company’s estimated offering expenses. The Company used approximately $182.7 million of the net proceeds of the offering to fund the cost of entering into the Capped Call Transactions (as defined herein). In addition, the Company used a portion of the net proceeds of the offering to enter into privately negotiated agreements with certain holders of its outstanding 0.25% Convertible Senior Notes due 2027 (the “2027 Convertible Notes”) and 1.00% Convertible Senior Notes due 2028 (the “2028 Convertible Notes” and, together with the 2027 Convertible Notes, the “Existing Convertible Notes”) to repurchase their Existing Convertible Notes for cash through privately negotiated transactions entered into concurrently with or shortly after the offering (the “Note Repurchases”). In connection with the Note Repurchases, the Company paid approximately $1.020 billion in cash, which includes accrued interest.

The Company intends to use the remainder of the net proceeds from the offering for general corporate purposes, including working capital, capital expenditures, potential acquisitions and strategic transactions, and, potentially, future note repurchases including repurchases of the Existing Convertible Notes from time to time or for the repayment of the Convertible Notes at maturity.

The 2031 Convertible Notes will not bear regular interest, and the principal amount of the 2031 Convertible Notes will not accrete. The 2032 Convertible Notes will pay interest semi-annually in arrears on May 15th and November 15th of each year, beginning on May 15, 2026, at an annual rate of 0.875%. The Convertible Notes will be convertible into cash, and, if applicable, shares of the Company’s common stock, at the Company’s election, based on the applicable conversion rate at such time. The Convertible Notes are unsecured obligations of the Company and will rank senior in right of payment to all of the Company’s indebtedness that is expressly subordinated in right of payment to the Convertible Notes, will rank equally in right of payment with all of the Company’s existing and future liabilities that are not so subordinated, will be effectively junior to any of the Company’s secured indebtedness to the extent of the value of the assets securing such indebtedness and will be structurally subordinated to all indebtedness and other liabilities (including trade payables) of the Company’s current or future subsidiaries.

Holders may convert their Convertible Notes at their option only in the following circumstances: (1) during any calendar quarter commencing after the calendar quarter ending on March 31, 2026, if the last reported sale price per share of the Company’s common stock exceeds 130% of the conversion price for each of at least 20 trading days during the 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter; (2) during the five consecutive business days immediately after any five consecutive trading day period (such five consecutive trading day period, the “measurement period”) in which the trading price per $1,000 principal amount of notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price per share of Company’s common stock on such trading day and the conversion rate on such trading day; (3) upon the occurrence of certain corporate events or distributions on the Company’s common stock, as described in each Indenture, as applicable; (4) if the Company calls such notes for redemption; and (5) at any time from, and including August 15, 2030 (in the case of the 2031 Convertible Notes) and May 15, 2032 (in the case of the 2032 Convertible Notes), until the close of business on the second scheduled trading day immediately before the maturity date.

The initial conversion rate for the Convertible Notes will be 11.4683 shares of common stock per $1,000 in principal amount of Convertible Notes, equivalent to a conversion price of approximately $87.20 per share of common stock. The conversion rate will be subject to adjustment in some events but will not be adjusted for any accrued or unpaid interest.

Subject to certain exceptions, holders may require the Company to repurchase, for cash, all or part of their Convertible Notes upon a “Fundamental Change” (as defined in each Indenture) at a price equal to 100% of the principal amount of the Convertible Notes being repurchased plus, in the case of the 2031 Convertible Notes, any accrued and unpaid special interest and additional interest, if any, and, in the case of the 2032 Convertible Notes, any accrued and unpaid interest, if any, and up to, but excluding, the “Fundamental Change Repurchase Date” (as defined in each Indenture). In addition, upon a “Make-Whole Fundamental Change” (as defined in each Indenture) prior to the maturity date of the Convertible Notes, the Company will, in some cases, increase the conversion rate for a holder that elects to convert its Convertible Notes in connection with such Make-Whole Fundamental Change. The Company may not redeem the Convertible Notes prior to February 20, 2029 (in the case of the 2031 Convertible Notes) and November 20, 2029 (in the case of the 2032 Convertible Notes), and on or before the 30th scheduled trading day immediately before the maturity date.

Each Indenture contains certain events of default after which the Convertible Notes may be due and payable immediately. Such events of default include, without limitation, the following: (1) a default in the payment when due (whether at maturity, upon redemption or repurchase upon fundamental change or otherwise) of the principal of, or the redemption price or fundamental change repurchase price for, any Convertible Note; (2) a default for 30 days in the payment when due of, in the case of the 2031 Convertible Notes, special interest or additional interest, if any of any 2031 Convertible Note, and, in the case of the 2032 Convertible Notes, interest on any 2032 Convertible Note; (3) the Company’s failure to deliver, when required by each Indenture, as applicable, a fundamental change notice or other notices pursuant to such Indenture; (4) a default in the Company’s obligation to convert a Convertible Note in accordance with each Indenture, as applicable, upon the exercise of the conversion right with respect thereto, if such default is not cured within two business days after its occurrence; (5) a default in the Company’s obligations described in each Indenture with respect to consolidation, merger and sale of assets of the Company; (6) a default in any of the Company’s obligations or agreements under each Indenture or the Convertible Notes, as applicable, (other than a default set forth in the preceding (1), (2), (3), (4) or (5)) where such default is not cured or waived within 60 days after notice to the Company by the Trustee, as applicable, or to the Company and the Trustee by holders of at least 25% of the aggregate principal amount of such Convertible Notes then outstanding, which notice must specify such default, demand that it be remedied and state that such notice is a “notice of default”; (7) a default by the Company or any of the Company’s subsidiaries with respect to any one or more mortgages, agreements or other instruments under which there is outstanding, or by which there is secured or evidenced, any indebtedness for money borrowed of at least $50.0 million (or its foreign currency equivalent) in the aggregate of the Company or any of the Company’s subsidiaries, whether such indebtedness exists as of the date the Company first issues the Convertible Notes or is thereafter created, where such default: (x) constitutes a failure to pay the principal of, or premium or interest on, any of such indebtedness when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, in each case after the expiration of any applicable grace period; or (y) results in such indebtedness becoming or being declared due and payable before its stated maturity, in each case where such default is not cured or waived within 30 days after notice to the Company by the Trustee, as appliable, or to the Company and the Trustee by holders of at least 25% of the aggregate principal amount of such Convertible Notes then outstanding; and (8) certain events of bankruptcy, insolvency and reorganization with respect to the Company or any of the Company’s “significant subsidiaries”, as defined in each Indenture.

The foregoing description of the Indentures and Convertible Notes is qualified in its entirety by reference to the text of the 2031 Convertible Notes Indenture, the Form of 2031 Convertible Note, the 2032 Convertible Notes Indenture and the Form of 2032 Convertible Note, as applicable, copies of which are attached as Exhibits 4.1, 4.2, 4.3 and 4.4, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Capped Call Transactions

On November 6, 2025, in connection with the pricing of the Notes, the Company entered into capped call transactions (the “Base Capped Call Transactions”) with certain of the Initial Purchasers or their respective affiliates and certain other financial institutions (collectively, the “Capped Call Counterparties”). On November 7, 2025, in connection with the Initial Purchasers’ exercise of the Convertible Notes Option, the Company entered into additional capped call transactions with the Capped Call Counterparties (together with the Base Capped Call Transactions, the “Capped Call Transactions”). The Capped Call Transactions are expected generally to reduce potential dilution to holders of our common stock on any conversion of the Convertible Notes or at our election (subject to certain conditions) offset any cash payments the Company is required to make in excess of the principal amount of such converted Convertible Notes, as the case may be, with such reduction or offset subject to a cap. The cap price of the Capped Call Transactions is initially $136.78 per share of common stock, representing a premium of 100% (in the case of the 2031 Convertible Notes) and 100% (in the case of the 2032 Convertible Notes), in each case, above the closing price of common stock on Nasdaq on November 5, 2025, and is subject to certain adjustments under the terms of the Capped Call Transactions.

The Capped Call Counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to our common stock or purchasing or selling our common stock in secondary market transactions following the pricing of the Convertible Notes and prior to the maturity of the Convertible Notes (and (x) are likely to do so during any observation period related to a conversion of a series of Convertible Notes, following any redemption of the Convertible Notes by the Company, or following any repurchase of the Convertible Notes by the Company in connection with any fundamental change and (y) are likely to do so following any repurchase of Convertible Notes by the Company other than in connection with any such redemption or any fundamental change if the Company elects to unwind a corresponding portion of the Capped Call Transactions in connection with such repurchase). This activity could also cause or avoid an increase or decrease in the market price of our common stock or the Convertible Notes, which could affect the holders’ ability to convert the Convertible Notes and, to the extent the activity occurs during any observation period related to a conversion of the Convertible Notes, it could affect the amount and value of the consideration that the holder will receive on conversion of such Convertible Notes.

The Capped Call Transactions are separate transactions entered into by the Company with the Capped Call Counterparties, are not part of the terms of the Convertible Notes, and will not affect any holder’s rights under the Convertible Notes. Holders of the Convertible Notes will not have any rights with respect to the Capped Call Transactions.

The form of the Capped Call Transaction confirmation (the “Capped Call Confirmation”) is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference. The foregoing description of the Capped Call Confirmation does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities

The information set forth in Item 1.01 is incorporated herein by reference into this Item 3.02.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document Description

4.1	2031 Convertible Notes Indenture, dated November 12, 2025 between Halozyme Therapeutics, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.2	Form of 0% Convertible Senior Notes due 2031 (included in Exhibit 4.1 hereto).

4.3	2032 Convertible Notes Indenture, dated November 12, 2025 between Halozyme Therapeutics, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.4	Form of 0.875% Convertible Senior Notes due 2032 (included in Exhibit 4.3 hereto).

10.1	Form of Capped Call Confirmation.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALOZYME THERAPEUTICS, INC.

Date: November 12, 2025	By:	/s/ Nicole LaBrosse
	Name:	Nicole LaBrosse
	Title:	Chief Financial Officer

[Signature Page to Form 8-K]